EXHIBIT 99.1
NEWS RELEASE
RANGE REPORTS RECORD RESULTS
FORT WORTH, TEXAS, OCTOBER 26, 2005...RANGE RESOURCES CORPORATION (NYSE: RRC) today reported record results for the third quarter as production, revenues, cash flow and earnings reached all-time highs. Production reached 244.1 Mmcfe per day, a 16% increase over the prior-year period. Revenues totaled $141.8 million, a 65% increase over the prior year. Cash flow from operations before changes in working capital, a non-GAAP measure, increased 78% to $100.4 million. Net income jumped 92% to $24.7 million, while diluted earnings per share rose 65% to $0.28. Excluding non-cash mark-to-market stock compensation expense and ineffective hedge losses, net income would have been $37.6 million or $0.43 per fully diluted share. (See accompanying table for calculation of these non-GAAP measures.)
Range achieved quarterly records for its oil and gas production. Production totaled 244.1 Mmcfe per day, comprised of 175.7 Mmcf of gas (72%) and 11,396 barrels of oil and liquids. Realized prices, after adjustment for hedging, averaged $6.33 per mcfe, a $1.89 increase over the prior-year period. As a result of higher production and realized prices, oil and gas revenues increased 66% to $142.1 million.
“Our operating divisions delivered exceptional results for the quarter, overcoming the impact of the hurricanes,” stated Jeff Ventura, Executive Vice President and Chief Operating Officer. “The strong drilling results reflect the depth and diversity of our multi-year drilling inventory and the competence of our technical teams. With 32 rigs currently working, we anticipate production will increase again in the fourth quarter and throughout 2006.”
Third quarter development and exploration expenditures totaled $110 million, funding the drilling of 269 (181 net) wells and 16 (12 net) recompletions. A 99% success rate was achieved, with 265 (178 net) of the wells productive. In the first nine months of 2005, Range drilled 613 (435 net) wells and 70 (58 net) recompletions. By quarter-end, 426 (346 net) of the wells had been placed on production. The remaining wells are in various stages of completion or waiting on pipeline connection. The expenditures included $5.7 million of leasehold additions, $4.2 million of seismic purchases and $3.7 million for additional gathering facilities. In addition, $2.7 million was spent during the quarter on property acquisitions.
For the year, Range anticipates drilling 824 (623 net) wells and undertaking 107 (89 net) recompletions. During the third quarter, Range continued to expand several of its key drilling areas and emerging plays. In the Midcontinent, Range drilled a significant well to the Hunton formation. At quarter-end, the well was producing 15.1 (9.6 net) Mmcfe per day. In East Texas, two Woodbine tests are underway and a third well (38% working interest) resulted in a new discovery at an impressive gross rate over 20 Mmcfe per day at a very high flowing tubing pressure. This well was recently placed on production at a facility constrained rate of 13 (3.6 net) Mmcfe per day. There are multiple potential offsets on existing leasehold. In the Gulf Coast region, three exploration wells were successfully completed during the quarter. Onshore, the latest well in the South Louisiana Marg Howei trend, the Petry Heirs #1 (45% working interest), encountered 25 feet of gas pay and recently went online at a rate of 6.2 Mmcfe per day. Offshore, the West Cameron 295 #2 well (15% working interest) was successfully drilled to 15,800 feet and is expected to be turned to sales by year-end at a projected gross rate of 20 Mmcfe per day. Another offshore well (16% working interest) was drilled to below 13,000 feet, encountered 44 feet of pay and is currently being completed. First production is expected to commence early next year upon completion of the pipeline. Both of the offshore discoveries have offset drilling opportunities. In Appalachia, Range has begun testing its deep Trenton Black River. Range is also expanding its Pennsylvania shale play. Following encouraging results from the first well, the Company drilled three additional vertical wells in the third quarter. One of the wells encountered a sustained open flow of 1.6 Mmcfe per day from a shallow zone at approximately 1,000 feet and is expected to produce roughly 200 mcfe per day into the pipeline. The other two wells were drilled to a total depth below the objective shale horizon in an exploratory test of deeper tight gas sand zones. Both wells were successfully completed in the deeper zones and open flow tested at rates of 1.2 and 2.1 Mmcfe per day. Importantly, both wells have shale gas behind pipe, indicating a stacked pay area. A pipeline is currently being laid to connect the original shale well, along with the three new wells. First sales are anticipated within a month. The Company is also expanding its leasehold position, which currently totals 100,000 acres. Five additional wells, including a horizontal shale test are anticipated to spud prior to year-end. With regard to the coal bed methane plays, drilling at the Nora Field is continuing to drive up production while step-out drilling in the Haysi Field has been encouraging. For both Nora and Haysi combined, approximately 190 wells are projected to be drilled in 2005.
Commenting, John H. Pinkerton, the Company’s President, said, “Overcoming the hurricanes and setting record production is a reflection of the progress Range has made over the past several years. Our strategy of consistent production and reserve growth driven by our multi-year drilling inventory is working extremely well. Financially, we are seeing the benefits as quarterly operating cash flow exceeded $100 million for the first time in our history. Despite the lingering impact of the hurricanes, fourth quarter financial results are expected to handily exceed those of the third quarter. Looking to 2006, we anticipate another year of double digit production growth. With the last of our low-price hedges rolling off at year-end 2005 coupled with increasing production, 2006 looks to be an extremely rewarding year for our stockholders.”
The Company will host a conference call on Thursday, October 27 at 2:00 p.m. ET to review these results. To participate in the call, please dial 877-207-5526 and ask for the Range Resources third quarter financial results conference call. A replay of the call will be available through November 3 at 800-642-1687. The conference ID for the replay is 1514696.
A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.
Non-GAAP Financial Measures:
Earnings for third quarter 2005 include a non-cash stock compensation expense of $20.1 million, a net ineffective hedging losses of $665,000 and a $210,000 gain on sale of properties. Excluding such items, income before income taxes would have been $60.0 million, a 142% increase from the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $37.6 million or $0.44 per share ($0.43 fully diluted). If similar items were excluded, 2004 earnings would have been $15.8 million or $0.22 per share ($0.21 per diluted share). In 2004, results were impacted by $507,000 million in ineffective hedging losses, a $4.8 million deferred compensation expense, a $800,000 valuation reserve on an insurance claim, and a $1.7 million gain on sale of properties. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.
Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to future production growth, earnings, cash flow, and record financial results are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

Contacts:	Rodney Waller, Senior Vice President	2005-29

Karen Giles
(817) 870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
     (Unaudited, in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004		2005	2004
Revenues
Oil and gas sales	$142,055	$85,574		$368,193	$218,495
Transportation and gathering	758	296		1,917	1,107
Ineffective hedging gain (loss) (a)	(665)	(507)		(417)	(1,090)
Gain on sale of properties (a)	210	1,684		226	1,694
Other (b)	(513)	(833)		(430)	(1,763)

	141,845	86,214	65%	369,489	218,443	69%

Expenses
Direct operating	16,676	12,718		48,903	33,119
Production and ad valorem taxes	8,457	5,331		21,246	14,382
Exploration	7,174	4,615		19,569	12,382
General and administrative	7,183	5,301		20,027	14,789
Non-cash stock compensation (c)	20,118	4,829		29,461	13,517
Interest	9,910	6,913		28,041	15,480
Depletion, depreciation and amortization	32,900	26,306		93,098	70,998

	102,418	66,013	55%	260,345	174,667	49%

Income before income taxes	39,427	20,201	95%	109,144	43,776	149%

Income taxes
Current	331	(132)		331	(88)
Deferred	14,431	7,454		40,484	16,176

	14,762	7,322		40,815	16,088

Net income	$24,665	$12,879	92%	$68,329	$27,688	147%

Preferred dividends	—	(737)		—	(2,212)

Net income available to common shareholders	$24,665	$12,142	103%	$68,329	$25,476	168%

Net income per common share — basic	$0.29	$0.18	61%	$0.83	$0.42	98%

Net income per common share — diluted	$0.28	$0.17	65%	$0.80	$0.40	100%

Weighted average shares outstanding, as reported
Basic	84,936	67,625	26%	81,969	59,999	37%
Diluted	88,353	76,670	15%	85,139	68,760	24%

(a)	Included in Other revenues in 10-Q.

(b)	Includes net losses from IPF of $234 and $393 for three months ended September 30, 2005 and 2004 and $735 and $1,608 for the nine months ended September 30, 2005 and 2004.

(c)	Includes non-cash deferred compensation mark-to-market adjustments due to increases in Company’s common stock of $17,450 and $4,829 for the three months ended September 30, 2005 and 2004 and $26,793 and $13,517 for the nine months ended September 30, 2005 and 2004; and non-cash mark-to-market for SARs of $2,668 based on the difference between the grant price and the stock at quarter-end for stock appreciation rights granted during the period prorated for vesting for the three and nine months ended September 30, 2005.

RANGE RESOURCES CORPORATION
OPERATING HIGHLIGHTS
  (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004		2005	2004
Average Daily Production
Oil (bbl)	8,650	7,275	19%	8,170	6,577	24%
Natural gas liquids (bbl)	2,746	2,824	-3%	2,743	2,661	3%
Gas (mcf)	175,717	149,022	18%	169,832	134,203	27%
Equivalents (mcfe) (a)	244,092	209,619	16%	235,310	189,635	24%

Prices Realized
Oil (bbl)	$41.77	$28.79	45%	$38.11	$26.91	42%
Natural gas liquids (bbl)	$27.97	$18.30	53%	$25.26	$18.98	33%
Gas (mcf)	$6.29	$4.49	40%	$5.70	$4.25	34%
Equivalents (mcfe) (a)	$6.33	$4.44	43%	$5.73	$4.21	36%

Operating Costs per mcfe
Field expenses	$0.68	$0.63	8%	$0.68	$0.61	11%
Workovers	0.06	0.03	100%	0.08	0.03	167%

Total Operating Costs	$0.74	$0.66	12%	$0.76	$0.64	19%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.
BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Current assets	$116,164	$110,026
Current deferred tax asset	96,520	26,310
Oil and gas properties	1,695,792	1,402,359
Transportation and field assets	37,048	37,282
Other	24,900	19,429

	$1,970,424	$1,595,406

Liabilities and Stockholders’ Equity
Current liabilities	$132,273	$109,335
Current asset retirement obligation	5,963	6,822
Current unrealized hedging loss	260,366	61,005

Bank debt	279,800	423,900
Subordinated notes	346,873	196,656

Total long-term debt	626,673	620,556

Deferred taxes	141,292	117,713
Unrealized hedging loss	100,800	10,926
Deferred compensation liability	68,334	38,799
Long-term asset retirement obligation	67,067	63,910

Common stock and retained deficit	806,186	619,084
Stock in deferred compensation plan and treasury	(13,734)	(9,443)
Other comprehensive loss	(224,796)	(43,301)

Total stockholders’ equity	567,656	566,340

	$1,970,424	$1,595,406

RANGE RESOURCES CORPORATION
CASH FLOWS FROM OPERATIONS
    (Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income	$24,665	$12,879	$68,329	$27,688
Adjustments to reconcile Net income to net cash provided by operations:
Deferred income tax expense	14,431	7,454	40,484	16,176
Depletion, depreciation and amortization	32,900	26,306	93,098	70,998
Exploration expense	691	695	2,504	4,124
Unrealized hedging (gain) loss	670	499	377	(37)
Adjustment to IPF valuation allowance and allowance for bad debts	225	236	675	1,522
Amortization of deferred issuance costs	408	284	1,261	756
Loss on retirement of securities	—	5	—	39
Deferred compensation adjustment	20,453	5,049	30,413	14,057
(Loss) gain on sale of assets and other	153	(886)	157	(1,029)

Changes in working capital:
Accounts receivable	(35,010)	4,697	(16,954)	241
Inventory and other	1,195	(4,296)	(6,879)	(9,335)
Accounts payable	20,701	3,425	5,535	10,085
Accrued liabilities	(2,486)	5,152	3,403	7,564

Net changes in working capital	(15,600)	8,978	(14,895)	8,555

Net cash provided by operations	$78,996	$61,499	$222,403	$142,849

RECONCILIATION OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net cash provided by operations	$78,996	$61,499	$222,403	$142,849

Net change in working capital	15,600	(8,978)	14,895	(8,555)

Call premium on debt retirement	—	178	—	178

Exploration expense	6,483	3,920	17,065	8,258

Other	(698)	(169)	(1,336)	(356)

Cash flow from operations before changes in working capital, non-GAAP measure	$100,381	$56,450	$253,027	$142,374

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Basic:
Weighted average shares outstanding	86,411	69,340	83,437	61,686
Stock held by deferred compensation plan	(1,475)	(1,715)	(1,468)	(1,687)

	84,936	67,625	81,969	59,999

Dilutive:
Weighted average shares outstanding	86,411	69,340	83,437	61,686
Dilutive stock options under treasury method	1,942	1,448	1,702	1,192
5.9% Convertible Preferred	—	5,882	—	5,882

	88,353	76,670	85,139	68,760

RANGE RESOURCES CORPORATION
RECONCILATION OF NET INCOME BEFORE INCOME TAXES
AS REPORTED TO NET INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN NON-CASH ITEMS
(Unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004		2005	2004
Income before income taxes as reported	$39,427	$20,201	95%	$109,144	$43,776	149%
Adjustment for certain non-cash items
Gain on sale of properties	(210)	(1,684)		(226)	(1,694)
Loss on retirement of securities	—	5		—	39
Ineffective commodity hedging loss	665	507		417	1,090
Amortization of ineffective interest hedges (gain) loss	6	—		(40)	(1,119)
Non-cash stock compensation	20,118	4,829		29,461	13,517
Valuation reserve on insurance claim receivable	—	800		—	800
Call premium	—	178		—	178

Income before income taxes as adjusted	60,006	24,836	142%	138,756	56,587	145%

Income taxes, adjusted
Current	331	(132)		331	(88)
Deferred	22,048	9,169		51,476	20,916

Net income excluding certain items	$37,627	$15,799	138%	$86,949	$35,759	143%

Non-GAAP earnings per share
Basic	$0.44	$0.22	100%	$1.06	$0.56	89%

Diluted	$0.43	$0.21	105%	$1.02	$0.52	96%

HEDGING POSITION
As of October 26, 2005
(Unaudited)

	Gas		Oil		NGLs
	Volume	Average	Volume	Average	Volume	Average
	Hedged	Hedged	Hedged	Hedged	Hedged	Hedged
	(MMBtu/d)	Prices	(Bbl/d)	Prices	(Bbl/d)	Prices
4Q 2005 Swaps	44,793	$4.19	1,143	$26.83	652	$19.20
4Q 2005 Collars	69,397	$5.31 - $7.09	4,414	$29.84 - $37.05	—	—

Calendar 2006 Swaps	10,788	$6.43	400	$35.00	—	—
Calendar 2006 Collars	113,363	$6.37 - $8.70	6,864	$39.83 - $49.05	—	—

Calendar 2007 Swaps	7,500	$6.86	—	—	—	—
Calendar 2007 Collars	73,500	$6.65 - $9.24	4,800	$51.42 - $61.87	—	—
Note: Details as to the Company’s hedges are posted on its website and are updated periodically.